UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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ONTECO CORPORATION
(Name of Registrant As Specified in Charter)

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ONTECO CORPORATION
19495 Biscayne Blvd.
Suite 411
Aventura, Florida 33180

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved the spin-off (the "Spin-Off") of NexPhase Lighting Inc., a private corporation organized under the laws of the State of Florida and the wholly-owned subsidiary of Onteco Corporation ("NexPhase"), including the debt incurred by NexPhase (the "Subsidiary Debt").

These actions were approved by written consent on September 10, 2012 by our Board of Directors and by a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of September 10, 2012, have approved the Spin-Off after carefully considering it and concluding that approving the Spin-Off are in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about October 19, 2012,

For the Board of Directors of ONTECO CORPORATION

By:	/s/ Dror Svorai
Name:	Dror Svorai
Title:	Chief Executive Officer

ONTECO CORPORATION
19495 Biscayne Blvd.
Suite 411
Aventura, Florida 33180

INFORMATION STATEMENT REGARDING
ACTION TO BE TAKEN BY WRITTEN CONSENT OF
MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Onteco Corporation (the "Company") as of September 10, 2012 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Spin-Off.

"We," "us," "our," the “Registrant” and the "Company" refers to Onteco Corporation., a Nevada corporation

SUMMARY OF CORPORATE ACTIONS

ITEM 1.
INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Onteco Corporation, a Nevada corporation (the “Company”), in connection with our receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to effectuate the Spin-Off of the Company's wholly-owned subsidiary, NexPhase, including the Subsidiary Debts. On September 10, 2012, the Company obtained the approval of the Spin-Off by written consent of the stockholders that are the record owners of 150,000 shares of Series A preferred stock, which represents an aggregate of 1,500,000,000 votes or over 100% of the voting rights and power as of September 10, 2012. The holders of the Series A preferred stock have voting rights equal 10,000 votes per share of Series A preferred stock (the "Designation of Series A Voting Rights").

The Spin-Off cannot be effectuated until twenty (20) days after the mailing of this Information Statement. The date on which this Information Statement will be sent to stockholders will be on or about October 19, 2012, and is being furnished to all holders of the common stock of the Company on record as of October 19, 2012.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for quarterly period ended March 31, 2012 and the Annual Report on Form 10-K for the year ended December 31, 2011 filed by the Company during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (305) 932-9795. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Spin-Off. The Company’s articles of incorporation do not authorize cumulative voting. As of the record date, the Company had 216,987,385 voting shares of common stock issued and outstanding and 150,000 shares of voting Series A preferred stock issued and outstanding of which the common stock was entitled to 216,987,385 votes and the Series A preferred stock was entitled to 1,500,000,000 votes based upon the Designation of Series A Voting Rights The consenting stockholders of the Series A preferred stock is entitled to 1,500,000,000 votes, which represents over 100% of the voting rights and power associated with the Company’s shares of common stock and Series A preferred stock. The consenting stockholders voted in favor of the Spin-Off described herein in a unanimous written consent, dated September 10, 2012.

BUSINESS OPERATIONS

Effective on February 14, 2011, the Board of Directors approved and authorized the execution of a definitive agreement dated February  14, 2011 (the “Agreement”) among the Company, NexPhase Lighting, Inc., a privately held Florida corporation (“NexPhase”)., and the shareholders of NexPhase (the “NexPhase Shareholders”). In accordance with the terms and provisions of the Agreement: (i) the Company acquired from the NexPhase Shareholders an aggregate 55,622,000 shares of common stock of NexPhase representing the total issued and outstanding shares of NexPhase; (ii) in exchange thereof, the Company issued to the NexPhase Shareholders an aggregate 67,500 shares of its restricted common stock generally in proportion to the equity holdings of the NexPhase Shareholders; (iii) NexPhase transferred and assigned to the Company all existing material contracts including those related to distribution, licensing and marketing and those dealing with the grant of rights for the use of any and all intellectual property; (iv) the Company assumed all other assets of NexPhase, including licenses, royalty rights, equipment, product designs, marketing and sale materials, logos, trademarks, copyrights and website; and (v) the Company further assumed all liabilities of NexPhase, including all trade and debt obligations.  Therefore, as of the February 14, 2011, NexPhase became a wholly-owned subsidiary of the Company.

NexPhase is in the business of designing, developing, manufacturing and marketing a high quality and high efficiency full line of LED intelligent lighting fixtures and control systems for commercial applications and projects involving both new construction and retrofits (the “LED Lighting Fixtures”). NexPhase uses the highest quality products in the manufacture of its LED Lighting Fixtures which provides customers with an approximate six-year or 50,000 hour warrant y on its fixtures. By utilizing Cree LEDs and photo-metrics and thermal management in the manufacture of the LED Lighting Fixtures, management believes that the NexPhase LED Lighting Fixtures of are of the highest quality and most reliable in lighting products. The LED Lighting Fixtures are as follows: (i) downlight troffer; (ii) reflective troffer, which adds an architectural flair to any space; (iii) high-bay fixtures, which provide a 50-70% energy savings over metal halide and high pressure sodium high bays; (iv) low-bay and parking garage fixtures, which provide a 50-70% savings over metal halide and high pressure sodium high bays; (v) MR-16 lamps with approximate 90% energy savings over conventional MR-16 with significantly less heat; and (vi) PAR 38 lamps with approximately 90% energy savings over conventional MR-16 with significantly less heat.

NexPhase has been unable to generate revenues in the first six months of 2012 and currently has no backlog.  The immediate goal of the Company’s management was to license NexPhase’s proprietary technologies and execute licensing, manufacturing and distribution agreements with parties on a global basis.  Effective on April 30, 2012, the Board of Directors approved and authorized the execution of a licensing, manufacturing and distribution agreement (the “Agreement”) with Jarlyn S.A., an Uruguayan corporation (“Jarlyn”). In accordance with the terms and provisions of the Agreement, Jarlyn was designated the exclusive licensee, manufacturer, distributor and re-seller of certain licensed technologies within the Oriental Republic of Uruguay (the “Territory”).

PROPOSAL

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT THE SPIN-OFF OF THE NEXPHASE, THE COMPANY'S WHOLLY-OWNED SUDSIDIARY.

Purpose of Spin-Off

Our Board of Directors has unanimously adopted a resolution seeking shareholder approval to authorize the Board, to effectuate the Spin-Off of NexPhase, our wholly-owned subsidiary, upon receipt of all necessary regulatory approvals and the passage of all necessary waiting periods. The Board of Directors had determined that it would be in the Company’s best interest to effect the Spin-Off and has received the consent of holders of over 100% of the voting rights and power of the Company’s securities to authorize the Board of Directors to effect the Spin-Off.

The Board of Directors has determined that it is in the Company’s best interests to effect the Spin-Off and has considered certain factors including, but not limited to, the following:

•
Improved positioning for each company to accelerate growth based on its distinct corporate strategy, market opportunities, free cash flow and customer relationships. As part of Onteco Corporation, the Chief Executive Officer, Mr. Dror Svorai's time and expertise is committed almost totally to the needs of the parent, Onteco Corporation, and therefore cannot aid in maximizing the earnings power by taking on a more diverse and much more profitable corporate strategy in the business of designing, developing, manufacturing and marketing a high quality and high efficiency full line of LED intelligent lighting fixtures and control systems for commercial applications and projects involving both new construction and retrofits (the “LED Lighting Fixtures”).

•
More efficient allocation of capital, which will allow each company to develop independent business operations and strategy without the constraints of a holding company, conglomerate structure. As combined companies, Onteco Corporation and NexPhase effectively competed for capital resources. As a result, the flexibility of each company to invest capital in its business in a time and manner as its separate strategy would dictate was limited. Mr. Svorai, the Chief Executive Officer of Onteco Corporation, believes that the Spin-Off of NexPhase from Onteco Corporation will enable a more efficient allocation of capital by providing each separate company’s board of directors and management the ability to reinvest that company’s free cash flow, utilize cash and investments and access the capital markets, if needed, in a manner responsive to the needs of that specific company, rather than the needs of the combined company. We expect that this more efficient allocation of capital will provide the separated companies with greater flexibility to pursue their strategic initiatives within their capital-intensive industries.

•
The posturing and streamlining of Onteco Corporation and its business operations to broaden its opportunities and operational strategies to enter into other lines of business that management believes represent rapid growth for Onteco Corporation. By eliminating the necessary time and resources required to resolve conflicting business priorities and strategic needs, the two businesses will be better able to compete through quicker decision making, more efficient deployment of capital and corporate resources and enhanced responsiveness to market demands.

•
Sharpened management focus and strategic vision and closer alignment of management incentives with stockholder value creation. Concentrating the expertise of our officer and director, Mr. Dror Svorai, is expected to produce greater rewards for management as well as the shareholder base in Onteco Corporation.

•
Reduction of debt and liabilities of the parent, Onteco Corporation, stronger positioning of NexPhase within the LED lighting business as a private company and enhancement of opportunities regarding its involvement in the LED lighting business based upon the licensing of its proprietary technology within the lighting industry and in other countries.

The Board of Directors also considered a number of potentially negative factors in evaluating the Spin-Off, including:

•	The potential loss of synergies from operating as one company and potential increased costs;

•	Potential disruptions to the businesses as a result of the Spin-Off;

•	Risks of being unable to achieve the benefits expected to be achieved by the Spin-Off;

•	The risk that the Spin-Off might not be completed;

•	The costs of the Spin-Off; and

•
The risk that the quoted price of a share of Onteco Corporation common stock after the Spin-Off plus the quoted price of a share of NexPhase common stock distributed for each share of Onteco Corporation common stock will, in the aggregate, be less than the quoted price of a share of Onteco Corporation common stock before the Spin-Off.

At the present time, NexPhase is a subsidiary of Onteco Corporation. Following the Spin-Off, NexPhase will be owned by the Onteco Corporation stockholders as of approximately October 14, 2012 and not Onteco Corporation. Mr. Dror Svorai will remain as our chief executive officer and a member of the Board of Directors. Mr. Jorge L. Schcolnik will remain as the President, Secretary and a member of the Board of Directors.

The Spin-Off will include at a minimum seven convertible notes dated June 1, 2011 through January 9, 2012 issued by NexPhase to two separate creditors (the "NexPhase Convertible Notes"). The aggregate principal amount loaned under the NexPhase Convertible Notes was $124,000 and the remaining outstanding balance of principal and accrued and unpaid interest  as of September 10, 2012 aggregates to  $114,756.61. In the event the NexPhase Convertible Notes are converted by the respective creditor, a maximum aggregate of  1,147,566,100  shares of common stock of NexPhase will be further issued. The Board of Directors may increase the number of NexPhase convertible notes to be included in the Spin-Off.

NexPhase has no present plans to be acquired or to merge with another company nor does Onteco Corporation or Mr. Svorai have plans to enter into a change of control or similar transaction. However, due to his ownership of 75,000 shares of our Series A preferred stock, Mr. Svorai has the power to vote 750,000,000 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the date of this prospectus. As a result, Mr. Svorai has the power to enter into a change of control or similar transaction with respect to NexPhase without the concurrence of any of our other stockholders.

Number of Shares to be Received as a Result of the Spin-Off

The actual number of shares of NexPhase common stock and preferred stock that will be distributed to the Onteco Corporation stockholders will be calculated as of October 14, 2012. The ratio that will be used to determine the number of NexPhase common shares each Onteco Corporation stockholder will receive for each share of Onteco Corporation common stock owned on October 14, 2012 is  one share of NexPhase common stock for each 200 shares of Onteco Corporation common stock, with fractional shares rounded up to the next share. Given that there are 482,677,030 shares of Onteco Corporation common stock issued and outstanding as of September 18, 2012, the number of shares of NexPhase common stock to be issued is approximately 2,413,385, derived by dividing the quantity of Onteco Corporation common stock issued and outstanding by 200. (This calculation is approximate since it does not take into account the effect of the rounding up of the fractional shares.)

The above ratio is based upon the total issued and outstanding as of the date of filing of the Information Statement. Based on the number of shares of Onteco Corporation common stock that will be outstanding as of October 14, 2012, each Onteco Corporation stockholder will receive one share of NexPhase common stock for each 200 shares of Onteco Corporation common stock held on October 14, 2012. Each Onteco Corporation stockholder who holds shares of Series A preferred stock will received one share of NexPhase series A preferred stock for each one share of Onteco Corporation Series A preferred stock held on October 14, 2012 (the "Distribution Date").

When and How the NexPhase Common Shares Will be Received

The NexPhase common shares will be distributed as of 5:00 p.m., East Coast Time on November 15, 2012 by Action Stock Transfer Corp.

Registered Holders. If any Onteco Corporation stockholder own shares in registered form, the NexPhase shares distributed to him will be registered in his name and he will become the record holder of that number of shares of NexPhase common stock.

Street Name Holders. If any Onteco Corporation stockholder shares are held in a brokerage account or with a nominee, the distribution will be credited to the account of his brokerage firm or nominee. The Onteco Corporation stockholder’s broker/nominee will in turn credit his account for the NexPhase shares that he is entitled to receive. This could take up to two weeks from the Distribution Date.

Fractional Shares. We will not deliver any fractional shares of NexPhase common stock in connection with the Spin-Off. Instead, we will round up to nearest whole and deliver rounded up shares to each Onteco Corporation stockholder.

Book-Entry Registration. NexPhase common stock will be issued in book-entry form through the Direct Registration System. NexPhase’s transfer agent and registrar, Action Stock Transfer Corp. will hold each Onteco Corporation's stockholder’s book-entry shares. If an Onteco Corporation stockholder wishes to receive a physical certificate after the Distribution Date, he should contact Action Stock Transfer Corp., 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121, telephone 801.274.1088, attn. Justeene Blankenship.

Distribution Statement. Following the Distribution Date, a distribution statement will be sent to each Onteco Corporation stockholder of record showing his ownership interest in NexPhase common stock. We currently estimate that it will take up to 10 days from the Distribution Date to complete the mailings of distribution statements.

When and How the NexPhase Series A Preferred Stock Will be Received

The NexPhase Series A preferred stock will be distributed as of 5:00 p.m., East Coast Time on approximately November 15, 2012 by Action Stock Transfer Corp.

Registered Holders. If any Onteco Corporation stockholder own Series A preferred stock shares in registered form, the NexPhase Series A preferred stock shares distributed to him will be registered in his name and he will become the record holder of that number of shares of NexPhase Series A preferred stock.

Book-Entry Registration. NexPhase Series A preferred stock will be issued in book-entry form through NexPhase’s transfer agent and registrar, Action Stock Transfer Corp. will hold each Onteco Corporation's stockholder’s book-entry Series A preferred stock shares.

Dissenters’ Right of Appraisal

Nevada law does not provide for a right of a stockholder to dissent to the Spin-Off.

U.S. Federal Income Tax Consequences

We have not obtained any tax opinion with respect to the Spin-Off. Therefore, all Onteco Corporation stockholders should consult with their own tax advisers to determine whether or not the Spin-Off will be tax-free to our common stockholders for U.S. federal income tax purposes, specifically as to whether or not the Onteco Corporation common stockholders who receive our shares will recognize a gain or loss by reason of the receipt of shares of NexPhase common stock as a result of the Spin-Off.

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

On September 10, 2012, our Board of Directors voted to authorize and seek approval from our shareholders of the Spin-Off. In the absence of a meeting, the affirmative consent of holders of a majority of the voting power and rights represented by our outstanding shares of stock was required to approve the Spin-Off. Because holders of over 100% of the voting power and rights signed a written consent in favor of the Spin-Off, we are authorized to effectuate the Spin-Off. The Spin-Off will be effectuated approximately October 14, 2012, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

QUESTIONS AND ANSWERS
REGARDING THE PROPOSED SPIN-OFF

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CONDUCT THE PROPOSED SPIN-OFF?

A. All members of the Board of Directors have approved the proposal to authorize the Board to effectuate the Spin-Off as it is in the best interest of the Company and the best interest of the current shareholders of the Company.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?

A. To approve the proposal the affirmative vote of a majority of the potential votes cast as stockholders is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting power of the Company.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Dror Svorai, Chief Executive Officer of the Company, 19495 Biscayne Blvd., Suite 411, Aventura, Florida 33180.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on September 10, 2012 as the record date for the determination of the common and Series A preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had: (i) 5,000,000,000 shares of common stock authorized with a stated par value of $0.001, of which 482,677,030 shares of $0.001 par value common stock were issued and outstanding; and (ii) 10,000,000 shares of preferred stock authorized with a stated par value of $.001, of which 150,000 shares were designated Series A preferred stock and 150,000 Series A preferred stock were issued and outstanding and 1,000,000 shares were designated Series B preferred stock and no Series B preferred stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders. The holders of shares of Series A convertible preferred stock are entitled to 10,000 shares for each one share of Series A preferred stock as voting rights per the Designation of Series A Preferred Stock on matters to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Shareholders and the holders of a controlling interest equaling over 100% of the voting power and rights of the Company, as of the record date, have consented to the proposed Spin-Off. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's capital stock as of September 18, 2012, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of September 18, 2012, there were 482,677,030 shares of common stock issued and outstanding and 150,000 shares of Series A preferred stock issued and outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Class A Preferred Stock Beneficially Owned	Percentage Beneficially Owned of Common Stock (1)	Percentage Beneficially Owned of Preferred Stock (2)	Number of Shares of NexPhase to be Beneficially Owned After Spin-Off	Percentage Beneficially Owned in NexPhase After Spin-Off

Officers and Directors:
Dror Svorai (3) 19495 Biscayne Blvd. Suite 411 Aventura, Florida 33180	30,134,962	75,000	6.24%	50.0%	150,675	6.24%

Jorge Schcolnik 19495 Biscayne Blvd. Suite 411 Aventura, Florida 33180	50,000,000	-0-	10.36%		250,000	10.36%

Officers and Directors as a Group (2 Persons)	80,134,962	75,000	16.60%	50.0%	400,675	16.60%

10% or Greater Owners Gold Dream Investments Limited (4) 1720 Harrison Street, PH "A" Hollywood, Florida 33020	-0-	75,000	-0-	50.0%	-0-	0%

Start-Upinvestment.com Limited Winnington House 2 Woodberry Grove North Finchey, London United Kingdom N12 0DR	50,000,000		10.36%		250,000	10.36%

EMC2 Financial Limited 24b Moorefield Road Johnsonville, Wellington, 6037 New Zealand	50,000,000		10.36%		250,000	10.36%

Yosef Haim Baruch Mishol Harife 43 Kiryat Yearim, Israel	50,000,000		10.36%		250,000	10.36%

(1)	Based on 482,677,030 shares of common stock issued and outstanding as of the date of this Information Statement. .
(2)	Based on 150,000 shares of Series A preferred stock issued and outstanding as of the date of this Information Statement.
(2)
Mr. Svorai holds of record 30,134,962 shares of common stock. Mr. Svorai also holds of record 75,000 shares of Series A Preferred Stock, which has voting rights of 10,000 per share of Series A  preferred stock for a total of 750,000,000 votes and constitutes control, and conversion rights of one shares of Series A preferred stock for 1,000 shares of common stock resulting in the issuance of 75,000,000 shares of common stock.

(3)
Gold Dream Investments Limited does not hold of record any shares of common stock. Gold Dream Investments Limited holds of record 75,000 shares of Series A preferred stock, which has voting rights of 10,000 per share of Series A preferred stock for a total of 750,000,000 votes and constitutes control, and conversion rights of one share of Series A preferred stock for 1,000 shares of common stock resulting in the issuance of 75,000,000 shares of common stock. .

The applicable percentage of ownership for each beneficial owner is based on 482,677,030 shares of common stock outstanding as of September 18, 2012 and 150,000 shares of Series A preferred stock outstanding for an aggregate vote per the Designation of Series A Voting Rights. In calculating the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock issuable upon the exercise of options or warrants, or the conversion of other securities held by that stockholder, that are exercisable within 60 days, are deemed outstanding for that holder; however, such shares are not deemed outstanding for computing the percentage ownership of any other stockholder.

Cyber Centers International Corporation

On August 28, 2012, the Company entered into a letter of intent (the "Letter of Intent") with Cyber Centers International Corporation, a privately held corporation ("CCI").  In accordance with the terms and provisions of the Letter of Intent, the Company will acquire from the shareholders of record of CCI all of the issued and outstanding shares of common stock of CCI in exchange for the issuance of 150,000,000 shares of the Company's restricted common stock, thus making CCI a wholly-owned subsidiary of the Company. The aggregate 150,000,000 shares of common stock were issued by the Company pro-rata to the shareholders of CCI on September 11, 2012.  It is anticipated that the Company and CCI will finalize the definitive share exchange agreement within one week from the date of this Information Statement.

CCI is a developer of s a developer of interactive online gaming designed for consumer play via subscription through a computer or mobile device (e.g., ,cell phone). CCI currently has one product nearing completion of its development cycle which it plans to launch in the next three months.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Spin-Off or in any action covered by the related resolutions adopted by the Board of Directors.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our annual report on Form 10-K for period ending December 31, 2011 and our quarterly report on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

ONTECO CORPORATION
19495 Biscayne Blvd.
Suite 411
Aventura, Florida 33180

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated: October 17, 2012	By Order of the Board of Directors

/s/ Dror Svorai
Chief Executive Officer and Director